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                                                                      Exhibit 9
  LOGO  OF AIG
 AIG Consumer Insurance    June 17, 2015
 1999 Avenue of the Stars  U.S. Securities and Exchange Commission
 Los Angeles, CA 90067     Division of Investment Management
 www.aig.com               100 F Street, NE
                           Washington DC 20549
 Manda Ghaferi
 Vice President and        Dear Madam/Sir:
 Deputy General Counsel
 T + 1 310 772 6545        Referring to this Registration Statement on behalf
 F + 1 310 772-6569        of The Variable Annuity Life Insurance Company
 mghaferi@sunamerica.com   Separate Account A (the "Separate Account") and the
 -----------------------   Registration Statement on Form N-4/A filed on or
                           about June 15, 2015 (the "Registration Statements") on behalf of the Separate Account and having examined and being familiar with the Articles of Incorporation and By-Laws of The Variable Annuity
                           Life Insurance Company ("VALIC"), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

                               1) VALIC is a duly organized and existing stock
                                  life insurance company under the laws of the State of Texas;

                               2) The Separate Account is a duly organized and
                                  existing separate account of VALIC;

                               3) Assets allocated to the Separate Account are
                                  owned by VALIC and VALIC is not a trustee with respect thereto. The annuity contracts provide that the portion of the assets of the Separate Account equal to the reserves and other annuity contract liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business VALIC may conduct. VALIC reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of VALIC.

                               4) The annuity contracts being registered by
                                  the Registration Statement will, upon sale thereof, be duly authorized and constitute validly issued and binding obligations of VALIC in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                           I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                           Very truly yours,
                           /S/ MANDA GHAFERI
                           Manda Ghaferi